EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Joseph Calabrese
	Chief Financial Officer	Financial Relations Board
	(972) 490-9600	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES PROPERTY-LEVEL WORKFORCE ADJUSTMENTS AND EXPENSE REDUCTIONS

DALLAS – March 20, 2025 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that Remington, its largest property manager, has fully implemented property-level headcount reductions, reduced travel expenses, changed the PTO policy for field associates, and reduced contracted services and centralized expenses allocated to the Company’s properties as part of its ongoing efforts to enhance Hotel EBITDA. These strategic moves reflect Remington’s commitment to helping Ashford Trust execute on “GRO AHT,” the Company’s transformative initiative, aimed at driving $50 million in annual run-rate EBITDA improvement and significantly increasing shareholder value.
These expense reductions are expected to drive over $11 million in incremental Hotel EBITDA, reinforcing Ashford Trust’s commitment to optimizing financial performance while ensuring long-term sustainability. Combined with the previously announced implementation of ancillary revenue initiatives and corporate expense reductions, the Company expects completed initiatives to contribute over $30 million per year in incremental EBITDA towards its $50 million goal.
These changes align with Ashford Trust’s strategic vision to optimize performance, improve financial results, and create long-term value for shareholders. The Company continues to partner with its property managers and its advisor, Ashford Inc., on a number of initiatives as part of the “GRO AHT” strategy and will provide additional updates as the plan is further executed.

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper-upscale, full-service hotels.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: Implementation of our “GRO AHT” plan; expected EBITDA growth from our “GRO AHT” plan; our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our plan to pay off strategic financing; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.
Non-GAAP Financial Measures
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Company also uses certain non-GAAP measures to help our investors evaluate our operating performance. The Company uses EBITDA, which is defined as net income (loss) before interest expense and amortization of 3 discounts and loan costs, net, income taxes, depreciation and amortization, as adjusted. EBITDA is a non-GAAP measure and we are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

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